Exhibit 99.2

Apple Inc.

Q1 2009 Unaudited Summary Data

	Q4 2008		Q1 2008		Q1 2009		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,121	$3,572	841	$4,298	912	$4,501	- 19%	26%	8%	5%
Europe	611	1,723	705	2,471	795	2,771	30%	61%	13%	12%
Japan	78	320	91	400	99	481	27%	50%	9%	20%
Retail	596	1,718	504	1,701	515	1,740	- 14%	1%	2%	2%
Other Segments (1)	205	562	178	738	203	674	- 1%	20%	14%	- 9%

Total Operating Segments	2,611	$7,895	2,319	$9,608	2,524	$10,167	- 3%	29%	9%	6%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	936	$1,363	977	$1,515	728	$1,043	- 22%	- 23%	- 25%	- 31%
Portables (3)	1,675	2,257	1,342	2,037	1,796	2,511	7%	11%	34%	23%

Subtotal CPUs	2,611	3,620	2,319	3,552	2,524	3,554	- 3%	- 2%	9%	0%

iPod	11,052	1,660	22,121	3,997	22,727	3,371	106%	103%	3%	- 16%
Other Music Related Products and Services (4)		832		808		1,011		22%		25%
iPhone and Related Products & Services (5)	6,892	806	2,315	241	4,363	1,247	- 37%	55%	88%	417%
Peripherals and Other Hardware		428		382		378		- 12%		- 1%
Software, Service and Other Sales		549		628		606		10%		- 4%

Total Apple		$7,895		$9,608		$10,167		29%		6%

(1)	Other Segments include Asia Pacific and FileMaker.

(2)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(3)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

K = Units in thousands

$M = Amounts in millions